EXHIBIT 32

Joy Global Inc.
2005 Quarterly Report on Form 10-Q

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Joy Global Inc. (the "registrant") on Form 10-Q for the quarter ended January 29, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, John Nils Hanson and Donald C. Roof, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: February 28, 2005	John Nils Hanson John Nils Hanson Chairman, President and Chief Executive Officer

Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer